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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of International Lease Finance Corporation for the registration of $2,000,000,000 of Debt Securities and to the incorporation by reference therein of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of International Lease Finance Corporation and subsidiaries included in its Annual Report (Form 10-K and Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Century City,
Los Angeles, California
January 27, 1998